As  filed  with  the  Securities  and  Exchange  Commission  on  April 27, 2006
                                                   Registration  No.  333-129664

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM SB-2/A
                                 Amendment No. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CLARON VENTURES, INC.
    -------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

            Nevada                    1000                     98-0470356
     ---------------------        ----------------          ---------------
    (State or jurisdiction        (Primary Standard          (IRS Employer
      of incorporation or            Industrial              Identification
         organization)              Classification                No.)
                                     Code Number)

                                 #2-630 2ND AVE.
                                S7K-2C8 SASKATOON
                              SASKATCHEWAN, CANADA
                                 (306)-374-1753
 -------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

                Trevor Sali, President & Chief Executive Officer
                                 #2-630 2ND AVE.
                                S7K-2C8 SASKATOON
                              SASKATCHEWAN, CANADA
                                 (306)-374-1753
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies  to:

             David M. Loev,                           John S. Gillies
     David M. Loev, Attorney at Law          David M. Loev, Attorney at Law
     2777 Allen Parkway, Suite 1000     &    2777 Allen Parkway, Suite 1000
          Houston, Texas 77019                    Houston, Texas 77019
          Phone: (713) 524-4110                   Phone: (713) 524-4110
          Fax: (713) 524-4122                     Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).


CALCULATION OF REGISTRATION FEE

Title of Each           Amount Being      Proposed Maximum       Proposed Maximum     Amount of
Class of Securities     Being             Price Per Share(1)     Aggregate Price(1)   Registration
To be Registered        Registered                                                    Fee
---------------------------------------------------------------------------------------------------

Common Stock            2,318,039            $ 0.10                $  231,803.90      $  27.28
$0.001 par value

---------------------------------------------------------------------------------------------------
Total                   2,318,039            $ 0.10                $  231,803.90      $  27.28


(1) The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                              CLARON VENTURES, INC.
                   RESALE OF 2,318,039 SHARES OF COMMON STOCK

     The selling stockholders listed on page 31 may offer and sell up to 2,318,039 shares of our Common Stock under this Prospectus for their own account.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

     A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU

MAKE  YOUR  INVESTMENT  DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE  DATE  OF  THIS  PROSPECTUS  IS     ,  2006
                                                ---


                                TABLE OF CONTENTS

Prospectus Summary                                                            5
Summary Financial Data                                                        6
Risk Factors                                                                  7
Use of Proceeds                                                               15
Dividend Policy                                                               15
Legal Proceedings                                                             16
Directors, Executive Officers, Promoters and Control Persons                  16
Security Ownership of Certain Beneficial Owners and Management                17
Interest of Named Experts and Counsel                                         17
Indemnification of Directors and Officers                                     18
Description of Business                                                       19
Management's Discussion and Analysis of Financial Condition and Results of
Operations                                                                    23
Description of Property                                                       26
Certain Relationships and Related Transactions                                27
Executive Compensation                                                        27
Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure                                                                    28
Descriptions of Capital Stock                                                 29
Shares Available for Future Sale                                              30
Plan of Distribution and Selling Stockholders                                 31
Market for Common Equity and Related Stockholder Matters                      33
Additional Information                                                        34
Legal Matters                                                                 34
Financial Statements                                                         F-1
Part II                                                                       35

PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Claron" refer to Claron Ventures, Inc., a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Claron Ventures, Inc. Additionally, unless otherwise stated all amounts listed herein are in United States dollars and amounts proceeded by "CDN" are in Canadian dollars.

     We are an exploration stage mineral mining company, and as such, there is no assurance that commercially viable mineral deposits exist on either of our two claims (described in more detail below under "Description of Business") and we will require further exploration before the final evaluation as to the economic and legal feasibility of the claims is determined.

     The shares of Common Stock offered herein by the selling shareholders were purchased by the selling shareholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 in September 2005 for consideration of $0.03 per share.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

                            SUMMARY OF THE OFFERING:
                            ------------------------

COMMON STOCK OFFERED:              2,318,039 shares by selling stockholders

COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:           17,318,039 shares

COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:            17,318,039 shares

USE OF PROCEEDS:

                                   We will not receive any proceeds from the shares offered by the selling stockholders. See "Use of Proceeds."

RISK FACTORS:                      The  securities  offered  hereby  involve  a
                                   high degree of risk, including risks associated with our need for additional financing, the fact that our auditor has expressed doubt as to whether we will be able to continue as a going concern, our lack of operating history, the fact that we may never find commercial quantities of minerals, the fact that we have a poor financial position, that our sole officer has another job and is also attending school, that we face many risks in connection with the exploration of minerals, with currency fluctuations, with the fact that our claims may be subject to inclement weather, with the fact that our property has not to date produced any minerals and may not in the future, the fact that our Board of Directors has authority to issue shares of Common Stock and Preferred
                                   Stock, without shareholder approval, which shares may cause substantial dilution to our then shareholders, the fact that we do not currently have a market for our securities, that there is uncertainty as to our ability to enforce civil liabilities both in and outside of the United States due to the fact that our officers, Directors and Assets are not located in the US, the fact that we rely heavily on key personnel, with the fact that our sole officer and Director lacks experience in and with mining companies and with the potential volatility of our common stock when traded and the penny stock restrictions on our common stock. See "Risk
                                   Factors."

OFFERING  PRICE:                   The  offering  price  of  the  shares  has
                                   been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of Common Stock previously sold by us.

NO  MARKET:                        No  assurance  is  provided  that  a  market
                                   will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.


                             SUMMARY FINANCIAL DATA

     You should read the summary financial information presented below for the period from inception (July 7, 2005) to January 31, 2005 and for the three month period ending January 31, 2006. We derived the summary financial information from our unaudited financial statements for the period ending January 31, 2006, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.



                           STATEMENT OF OPERATIONS

                                          THREE MONTHS     INCEPTION
                                            ENDING          THROUGH
                                           January 31,    January 31,
                                              2006           2006
                                          (Unaudited)     (Unaudited)
Operating expenses:
   Exploration expenses                  $     - 0 -     $      9,020
   Other general and administrative            4,631           41,304
                                         ------------    ------------
Loss from operations                           4,631           50,324
                                         ------------    ------------

Net loss                                 $    (4,631)   $     (50,324)
                                         ============   =============



                      BALANCE SHEET AS OF JANUARY 31, 2006
                                 (UNAUDITED)

                                          ASSETS


Current assets:
   Cash                                                           $  39,260
                                                                  ---------
    Total current assets                                          $  39,260
                                                                  =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable & accrued liabilities                          $   5,043
                                                                  ---------
     Total current liabilities                                        5,043
                                                                  ---------

STOCKHOLDERS' EQUITY:
  Preferred stock $.001 par value, 10,000,000 shares
    authorized, none issued $                                             -
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 17,318,039 shares issued and outstanding             17,318
  Additional paid in capital                                         67,223
  Deficit accumulated during the exploration stage                  (50,324)
                                                                  ---------
    Total stockholders' equity                                       34,217
                                                                  ---------

  Total Liabilities and Stockholders' Equity                      $  39,260
                                                                  =========



                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

     The Company's business is subject to the following Risk Factors (references to "our," "we," "Claron" and words of similar meaning in these Risk Factors refer to the Company):

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN AND EXPLORATION ACTIVITIES WITHOUT ADDITIONAL FINANCING.

     We depend to a great degree on the ability to attract external financing in order to conduct future exploratory activities. We are currently funded solely by our shareholders and we believe that we can continue our business operations for approximately the next twelve (12) months with the approximately $39,000 of cash we have as of the filing of this Prospectus. If we are unable to raise the additional funds required for planned exploration and extraction activities, which we anticipate costing approximately $52,500, we may be forced to abandon our current business plan. If you invest in us and we are unable to raise the required funds, your investment could become worthless.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO WHETHER OUR COMPANY CAN CONTINUE AS A GOING CONCERN.

     We are in our exploration stage, as planned principal activities have not begun. We have not generated any revenues since inception and have incurred substantial losses. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct its operations and/or obtain additional sources of capital and financing.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

     We lack an operating history which investors can use to evaluate our previous earnings, as we were only incorporated in July 2005. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

WE MAY NOT FIND ANY COMMERCIAL QUANTITIES OF MINERALS IN THE FUTURE, AND MAY NOT GENERATE ANY PROFITS, WHICH MAY FORCE US TO CURTAIL OUR BUSINESS PLAN.

     As an exploration stage company, we have no revenues or profits to date and our net deficit accumulated during our exploration stage as of January 31, 2006, was $50,324. We had net working capital of $34,217 as of January 31, 2006. We are currently being funded by existing shareholders and anticipate being able to continue our business operations for approximately the next twelve months with the approximately $39,000 we have remaining from the approximately $85,000 we have raised from the sale of shares of Common Stock to date. This estimate is based on the fact that approximately $35,000 spent by us to date included one time expenditures including legal fees and accounting fees in connection with the preparation of this Registration Statement, the preparation of the geological report on our property and the Phase I exploration on our property. However, if we do not begin exploration and/or do not have enough money to continue exploration activities it is likely that we will never generate any revenues. Additionally, if we are unsuccessful in mining attempts we may choose to attempt in the future, it is likely that we will never generate any revenues. Additionally, the exploration of minerals is highly speculative, and if throughout our mineral exploration we do not find commercial quantities of minerals, we will likely be forced to curtail or abandon our business plan. If this happens, you could lose your investment in us. If we are unable to generate profits, we will be forced to rely on external financing, of which there is no guarantee, to continue with our business plan.

WE HAVE A POOR FINANCIAL POSITION AND IF WE DO NOT GENERATE REVENUES, WE MAY BE FORCED TO ABANDON OUR BUSINESS PLAN.

     We currently have a poor financial position. We have not generated any revenues or begun exploration on any properties. There is a risk that we will not find enough, or even any, minerals needed to generate enough profits for your investment in us to appreciate. If we never generate any revenues, we may be forced to abandon our business plan and your shares may become worthless.


WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

     We rely heavily on our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, Trevor Sali, for our success. His experience and input create the foundation for our business and he is responsible for the directorship and control over our exploration activities. We do not currently have an employment agreement or "key man" insurance policy on Mr. Sali. Moving forward, should we lose the services of Mr. Sali, for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace him with other suitably trained individual or individuals, we may be forced to scale back or curtail our business plan and exploration activities. As a result of this, your investment in us could become devalued.

OUR  SOLE  OFFICER AND DIRECTOR LACKS TECHNICAL AND/OR EXPLORATION EXPERIENCE IN
AND  WITH  COMPANIES  WITH MINING ACTIVITIES AND WITH PUBLICLY TRADED COMPANIES.

     While we rely heavily on Mr. Sali, our Chief Executive Officer and Director, he lacks technical training and experience exploring for, starting and/or operating a mine. As a result of Mr. Sali's lack of experience in exploration and/or development of mines, he may not be fully aware of many of the specific requirements related to working within our industry. Additionally, as a result of Mr. Sali's lack of experience, his decisions may not take into account standard engineering or managerial approaches mineral companies commonly use. Furthermore, Mr. Sali has no experience serving as an officer or Director of a publicly traded company, or experience with the reporting requirements which public companies are subject to. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to his ultimate lack of experience in our industry and with publicly traded companies in general.

TREVOR SALI, OUR SOLE DIRECTOR AND OFFICER CAN VOTE AN AGGREGATE OF 86.7% OF OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

     Trevor Sali, our sole Director and officer can vote an aggregate of 15,000,000 shares or 86.6% of our outstanding Common Stock. Accordingly, Mr.
Sali will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Sali as a Director of the Company, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR SOLE OFFICER AND DIRECTOR IS CURRENTLY PURSUING HIS BACHELORS DEGREE, WHICH MAY TAKE HIS TIME AWAY FROM OUR OPERATIONS.

     Trevor Sali, our sole officer and Director is also currently attending Athabasca University for a commerce degree, which he currently spends approximately six hours per week of his time on school work and classes. As a result, Mr. Sali is only able to spend approximately thirty (30) hours per week on our business. As a result, he may not have enough time to devote to our operations and management and consequently, we could be forced to curtail or abandon our business operations.

WE WILL BE SUBJECT TO NUMEROUS RISKS IF WE COMMENCE MINING OPERATIONS, OF WHICH THERE CAN BE NO ASSURANCE.

     The mineral exploration and mining business is competitive in all of its phases. We currently have no mining operations of any kind, however, if we do commence mining activities in the future, we will be subject to numerous risks, including:

     o competitors with greater financial, technical and other resources, in the search for and the acquisition of attractive mineral properties;

     o our ability to select and acquire suitable producing properties or prospects for mineral exploration;

     o the accuracy of our reserve estimates, if any, which may be affected by the following factors beyond our control:

          -    declines  in  the  market  price  of  the various metals we mine;

          -    increased  production  or  capital  costs;

          -    reduction  in  the  grade  or  tonnage  of  the  deposit;

          -    increase  in  the  dilution  of  the  ore;  or

          -    reduced  recovery  rates;

     o risks and hazards associated with environmental hazards, political and country risks, civil unrest or terrorism, industrial accidents, labor disputes, unusual or unexpected geologic formations, cave-ins, explosive rock failures; and flooding and periodic interruptions due to inclement or hazardous weather conditions; and

     o our failure to maintain insurance on certain risks associated with any exploration activities we may undertake in the future.

     If we do begin exploration activities in the future, of which there can be no assurance, we will be subject to above risks. If any of the above risks occur, we may be forced to curtail or abandon our operations and/or exploration and development activities, if any. As a result, any investment in us could decrease in value and/or become worthless.

THERE IS UNCERTAINTY AS TO OUR ABILITY TO ENFORCE CIVIL LIABILITIES BOTH IN AND OUTSIDE OF THE UNITED STATES DUE TO THE FACT THAT OUR OFFICERS, DIRECTORS AND
ASSETS  ARE  NOT  LOCATED  IN  THE  UNITED  STATES.

     Our office, our mining property, and the majority of our assets are located in Canada. Our current, limited operations are conducted in Canada. Our officer and Director is located in Canada. As a result, it may be difficult for shareholders to effect service of process within the United States on our officer and Director. In addition, investors may have difficulty enforcing judgments based upon the civil liability provisions of the securities laws of the Unites States or any state thereof, both in and outside of the United States.

OUR PLANNED EXPLORATION AND DEVELOPMENT ACTIVITIES MAY BE ADVERSELY EFFECTED BY INCLEMENT WEATHER IN AND AROUND OUR CLAIMS.

     The temperatures on our claims can range between a low of -20 degrees in the winter to a high of 85 degrees in the summer. Snow may be present on the ground from December to April, and while we do not believe this presence would hamper a year-round exploration and/or development program, such presence of snow could cause us to spend additional resources to heat and/or remove snow from our operations, if any. Additionally, inclement weather at the airports in and around our claims may make it more difficult for us to obtain the materials we will require for any of our planned exploration activities, and/or for our personnel to visit our claims. As a result, if there is an abnormal amount of snowfall and/or inclement weather on our claims or particularly bad winter weather at the airports surrounding our claims, we could be forced to expend additional finances dealing with such snow on our claims and with the delays such abnormal snow falls could have on our then operations, if any. The expense of additional monies could cause our revenues, if any to decline and/or cause us to curtail or abandon our business operations.

OUR DETERMINATIONS OF WHETHER OUR PLANNED ACTIVITIES AND ESTIMATES OF POTENTIAL RESERVES MAY BE INACCURATE.

     We are currently in the exploration stage. Before we can begin a development project, if ever, we must first determine whether it is economically feasible to do so. This determination is based on estimates of several factors, including:

     o    expected  recovery  rates  of  metals  from  the  ore;
     o    facility  and  equipment  costs;
     o    capital  and  operating  costs  of  a  development  project;
     o    future  metals  prices;
     o    currency  exchange  and  repatriation  risks;
     o    tax  rates;
     o    inflation  rates;
     o    political  risks  and  regulatory  climate  in  Canada;  and
     o    availability  of  credit.

     Any development projects we may undertake in the future will likely not have an operating history upon which to base these estimates and as a result, actual cash operating costs and returns from a development project, if any, may differ substantially from our estimates. Consequently, it may not be economically feasible to continue with a development project, if one is started.

OUR  PLANNED  MINERAL  EXPLORATION  EFFORTS  ARE  HIGHLY  SPECULATIVE.

     Mineral exploration is highly speculative. It involves many risks and is often nonproductive. Even if we believe we have found a valuable mineral deposit, it may be several years before production is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political, or other reasons. Additionally, we may be required to make substantial capital expenditures and to construct mining and processing facilities. As a result of these costs and uncertainties, we may be unable to start, or if started, to finish our exploration activities.

OUR  OPERATIONS,  IF  ANY,  WILL  BE  SUBJECT  TO  CURRENCY  FLUCTUATIONS.

     While we do not currently have any operations, we believe that our products, if any, will be sold in world markets in United States dollars. As a result, currency fluctuations may affect the cash flow we realize from our future operations and exploration activities, which we plan to conduct in Canada, if any. Foreign exchange fluctuations may materially adversely affect our financial performance and results of operations.

OUR PROPERTY HAS NOT PRODUCED ANY COMMERCIAL RESERVES OR ORE BODY, AND THE PROBABILITY OF SUCH PROPERTY PRODUCING ANY COMMERCIALLY VIABLE RESERVES IN THE FUTURE IS REMOTE.

     Our mineral project is in the exploration stage as opposed to the development stage and we have no known body of economic mineralization. The known mineralization at these projects has not been determined to be economic ore. Until further exploration activities can be conducted, there can be no assurance that a commercially mineable ore body exists on any of our properties. In order to carry out exploration and development programs of any economic ore body and place it into commercial production, we will be required to raise substantial additional funding, and even if we are successful in completing our exploration activities on our property, we may not be successful in finding commercial quantities of minerals. Furthermore, the probability of an individual prospect ever having reserves or being commercially viable is extremely remote. As a result, there is only a small probability that any of our properties contain any reserves and that any funds spent on exploration activities will ever be recovered.

MINING OPERATIONS IN GENERAL INVOLVE A HIGH DEGREE OF RISK, WHICH WE MAY BE UNABLE, OR MAY NOT CHOOSE TO INSURE AGAINST, MAKING EXPLORATION AND/OR DEVELOPMENT ACTIVITIES WE MAY PURSUE SUBJECT TO POTENTIAL LEGAL LIABILITY FOR CERTAIN CLAIMS.

     Our operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of minerals. These include unusual and unexpected geological formations, rock falls, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Although we plan to take adequate precautions to minimize these risks, and risks associated with equipment failure or failure of retaining dams which may result in environmental pollution, there can be no assurance that even with our precautions, damage or loss will not occur and that we will not be subject to liability which will have a material adverse effect on our business, results of operation and financial condition. If this were to happen, we could be forced to curtail or abandon our business activities.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS AND/OR HAVE RIGHTS AND PREFERENCES GREATER THAN THE COMMON STOCK OFFERED IN THIS PROSPECTUS.
          Pursuant to our Articles of Incorporation, we have 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock ("Preferred Stock") authorized. As of the filing of this Registration Statement, we have 17,318,039 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of Common Stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of Common Stock offered in this Prospectus. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our Common Stock, which may cause substantial dilution to our then Common Stock shareholders and/or have other rights and preferences greater than those of our Common Stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of Common Stock and Preferred Stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or provide those holders the power to prevent or cause a change in control. As a result, the issuance of shares of Common Stock and/or Preferred Stock, may cause the value of our securities to decrease and/or become worthless.

WE  DO  NOT  CURRENTLY  HAVE  A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A
MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

     There is currently no public market for our Common Stock. After this Registration Statement becomes effective, we hope to trade our securities on the OTC Bulletin Board. However, we can make no assurances that there will be a public market for our Common Stock in the future. If there is a market for our Common Stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual  or  anticipated  variations  in  our  results  of  operations;

     (2)  our  ability  or  inability  to  generate  new  revenues;

     (3)  increased  competition;

     (4)  conditions  and  trends  in  the  silver and/or copper industries; and

     (5)  the  market  for  minerals and metals which we may choose to mine for.

     Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

     Once our Common Stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                                 DIVIDEND POLICY

     To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of each of our directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our officers and directors are as follows:

            NAME          AGE       POSITION
            ----          ---       --------

       Trevor  Sali       27        Chief  Executive  Officer,  Chief Financial
                                    Officer, Secretary, Treasurer and Director

     Trevor Sali has served as our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director since our incorporation in July 2005. Mr. Sali is currently pursuing a degree in commerce from Athabasca University, for which he spends approximately six hours working on during the work week. From June 2005 to September, 2005, Mr. Sali served as an electronics technician at Saskel in Regina, Saskatchewan, Canada. From November 2003 to June 2004, Mr. Sali served as a derrickhand with O.D. Well Servicing in Saskatchewan, Canada. From March 2001 to November 2003, Mr. Sali was employed as an electrician with J.F. Electric in Coquitlam, British Columbia, Canada. From February 1999 to March 2001, Mr. Sali was employed as an electrician with the University of Saskatchewan in Saskatoon, Saskatchewan, Canada. From October 1996 to February 1999, Mr. Sali was employed as an electrician with Alliance Energy in Saskatoon, Saskatchewan, Canada.

     Other than the work experience listed above, Mr. Sali has no previous history as an officer or Director of a mining company or any publicly traded companies or businesses (see the Risk Factor entitled "Our Sole Officer And Director Lacks Technical And/Or Exploration Experience In And With Mining Activities and With Publicly Traded Companies in General," above).

     Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of April 25, 2006 and by the officers and directors, individually and as a group.
Except  as  otherwise  indicated,  all  shares  are  owned  directly.



                                                Beneficially  Owned
                                                Prior  to  Offering
Name  and  Address  of                    ----------------------------
   Beneficial  Owner                        Shares          Percent(1)
-------------------------                 ---------         ----------

    TREVOR  SALI  (2)                    15,000,000           86.6%
   #2-630  2nd  Ave.
   S7K-2C8  Saskatoon
 Saskatchewan,  Canada

=========================                ==========         ==========

All  the  officers  and  directors       15,000,000           86.6%
   as  a  group  (1  Person)


(1)  Based on  17,318,039  shares  outstanding  as  of  April 25,  2006.


(2) Mr. Sali is our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     This Form SB-2 Registration Statement was prepared by our counsel, David M. Loev, Attorney at Law, who has no interest in us.

EXPERTS

     The financial statements of the Company as of July 31, 2005 included in this Prospectus have been audited by Lopez, Blevins, Bork & Associates, LLP our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LAURENCE SOOKOCHOFF

     Laurence Sookochoff who prepared the Geological Report, referenced and defined below under "Description of Business," is a consulting geologist and principal of Sookochoff Consultants Inc., which has an office at 1305-13233 Homer Street, Vancouver, British Columbia, Canada, V6B 5T1. He graduated from the University of British Columbia in 1996 with a Bachelors of Science degree in Geology. He has been practicing in his profession for the past thirty-eight years. He is registered and is in good standing with the Association of Professional Engineers and Geoscientists of British Columbia, Canada.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

     Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

     Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or
(b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.


                             DESCRIPTION OF BUSINESS

HISTORY


     We were incorporated as Claron Ventures, Inc. in Nevada on July 12, 2005. We chose to incorporate in Nevada for numerous reasons including the fact that we plan to raise capital in the future in the United States and we believe that we are more attractive to United States investors due to the fact that we are incorporated in the United States. In addition, we believe certain provisions of Nevada law provide favorable treatment for officers and Directors, including Nevada Revised Statutes ("NRS") Section 78.335. NRS Section 78.335 mandates that Directors in Nevada companies must be removed by "not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote." This is in contrast to many of the more popular states where companies choose to incorporate, which require only majority vote to remove Directors, including Delaware, which pursuant to Delaware General Corporation Law, Section 141(k) only requires a vote of "a majority of the shares then entitled to vote."


     We have 110,000,000 shares of stock authorized, representing 100,000,000 shares of Common Stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. We plan to explore and mine for silver, copper and other minerals on properties in British Columbia, Canada.



     We own 100% of the mineral rights on the "Lucky Todd 1" and "Lucky Todd 2" claim grounds, which represent approximately 550 acres located in southwestern British Columbia, Canada, 22 miles west of Princeton, British Columbia ("Lucky Todd Claims"). The Lucky Todd Claims consist of twelve cell claims, which were acquired by us on July 6, 2005, for a total of $6,000 US from a private seller, which consideration included an aggregate of $20 CDN, which was paid to the "Ministry of Employment and Investment Energy and Minerals Division Mineral Titles Branch" in British Columbia, Canada, in connection with the transfer of the claims from the private seller. Cell claims are the terms used for mining claims in British Columbia, Canada, and consist of twenty (20) hectares (or approximately 49.4 acres). The rights to four of the cells were to expire on March 22, 2006, but were extended by us for an additional year, for an aggregate of CDN $700, and now expire on March 22, 2007. The rights of the remaining eight cells expire on July 8, 2006. The rights to the cells can be extended by us prior to their expiration for an additional CDN $175 per year extended, for each claim. We do not believe that there will be any problem extending these claims if our officers and Directors feel that such extension will be in our best interest.


     We have completed a Phase I initial exploration program on the Lucky Todd 1, which included exploring the area for mineral deposits by taking ground samples. The results of the Lucky Todd 1, Phase I program showed that a limited amount of copper was present in the ground samples.

     We plan to conduct further exploration activities on the Lucky Todd 1 in the future, funding permitting, which may include:

Phase  II  -   Planned to begin in May or June 2006, and to take approximately
               30  days.

               Completing a Vertical Loop Electro Magnetic Survey ("VLF-EM") over portions of the claim. A VLF-EM survey is completed by walking over the property using a specially equipped receiver to pick up the possible location of minerals. We plan to conduct the VLF-EM on the north east quarter of the south east cell of the Lucky Todd Claims, where adit and grab samples were previously taken during the Phase I activities. The total area which is planned to be surveyed by the VLF-EM is approximately 50 acres.

               The VLF-EM survey of our claims will be used to prepare a map of abnormal magnetic fields from the claims, which abnormalities may be associated with mineral deposits. These abnormal readings are then compared, with the results correlated to determine the structural significance of the VLF-EM anomalies. We believe that the VLF-EM survey is a necessary first step in the exploration of our property, because we believe it will help us determine which areas of the property are more likely to contain mineral deposits than others.

                           Estimate  cost:          $7,500
                                                    ======

Phase  III  -  Planned  to  begin  in  July  or  August  2006,  and  to  take approximately  45  days.

               After the VLF-EM surveying is completed, we will perform sample and geological mapping of the possible veins of minerals on the property.

               We believe that this surveying will provide information regarding the degree of mineralization. Additionally, we believe that surveying at this stage is essential to integrate and correlate the VLF-EM results and the sampling results.

                           Estimated  cost:         $15,000
                                                    =======

Phase  IV  -   Planned  to  begin  in  September  or October 2006, and to take approximately  60  days.

               Further testing and diamond drilling of prime targets. Diamond drilling is required to test the extent of mineralization to depth. We anticipate the drill hole locations being determined based on the results of, and the interpretation of, the previous exploration we plan to conduct in Phases II and III.

                           Estimate  cost:          $30,000
                                                    =======

     While we currently plan to conduct the exploration activities listed above during the time periods given, our management will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis of the results of that program. Additionally, we are waiting for the results from Phases III-IV before deciding whether any additional exploration activities would be appropriate on the claims, as we believe that we will know whether or not our claims have any commercially viable mineral deposits upon the completion of our Phase IV exploration activities.

EMPLOYEES

     We currently have no employees other than our sole officer and Director, Trevor Sali. We plan to use contractors in the future if the need arises during the course of our exploration and/or development activities, in the future.

EXPLORATION WORK

     All exploration work to be completed by us on our claims will be conducted by or under the supervision of Laurence Sookochoof, whose background and experience is explained in greater detail under "Interest of Named Experts," above.

COMPETITION

     Mines have limited lives and as a result, we may seek to expand our reserves through the acquisition of new properties in the future. There is a limited supply of desirable mineral lands available in the United States, Canada and other areas where we may consider conducting exploration and/or production activities. We will face strong competition for new properties from other mining companies, most of which have greater financial resources than we do and as a result, we may be unable to acquire new mining properties on terms that we consider acceptable.

     There is a global market for silver and copper. We plan to sell copper and silver, if we are successful in our exploration and mining activities, at prevailing market prices. We do not believe that any single company or other institution has sufficient market power to significantly affect the price or supply of these metals.

DEPENDENCE  ON  ONE  OR  A  FEW  MAJOR  CUSTOMERS

     We do not depend on one or a small number of customers, as we have not successfully discovered or extracted any commercial quantities of copper or silver. We have no customers and have not generated any revenues to date.

PATENTS,  TRADEMARKS  AND  LICENSES

     We have no patents, trademarks or licenses. We do own the mineral rights to certain property in British Columbia, Canada, which is explained in detail under "Description of Property," below.

NEED  FOR  GOVERNMENT  APPROVAL

     In connection with our planned exploration activities, we may be required to comply with certain environmental laws and regulations which may require us to obtain permits issued by regulatory agencies and to file various reports and keep records of our operations affecting the environment. While we will not need any permits for Phases I through III (described above), we will require a permit to conduct diamond drilling pursuant to Phase IV above. We plan to conduct our Phase IV exploration activities only if the results from Phases II and III are encouraging. Our Phase IV activities, if any, will require drilling permits from the provincial government ministry of mining in British Columbia. The permits require us to submit a form to the British Columbia Ministry of Energy and Mines (the "Ministry"). The information required in the form includes the location of the work site, a description of the work proposed and the area of surface disturbance. Based on the information submitted, the Ministry requires a security deposit which is refundable upon the completion of the reclamation of the site, which is required. Management anticipates that the deposit required for our planned drilling program will be around CAN $2,000. The cost of the reclamation of our claims will be dependent on how many holes are drilled, which information we will not know until the completion of our Phase III studies; however we anticipate this cost being in the range of $1,000 to $2,000. Other than the required refundable deposit and costs associated with reclamation, there are no costs associated with the permits.

     The Ministry's review of the permits normally takes one month and the Company is not aware of any correctly completed permits which have been denied by the Ministry. The permit once granted by the Ministry is only valid for the specific work stated in the form and if we were to decide to extend our drilling program beyond its original size and/or conduct any other explanatory work on the property which would require reclamation; we would be required to submit an application for an additional permit.

COSTS  AND  EFFECTS  OF  COMPLIANCE  WITH  ENVIRONMENTAL  LAWS

     All of our exploration, development and production activities which we may undertake in the future on our property in Canada will be subject to regulation by governmental agencies under various environmental laws. These laws address emissions to the air, discharges to water, management of wastes, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations.

Additionally, depending on the results of our exploration activities, if completed, and what mining activities we may undertake, certain regulations may also require us to obtain permits for our activities. These permits normally may be subject to public review processes resulting in public approval of the activity. While these laws and regulations may govern how we conduct many aspects of our business, we do not believe that they will have a material adverse effect on our results of operations or financial condition. We plan to evaluate our operations in light of the cost and impact of environmental regulations on those operations. We also plan to evaluate new laws and regulations as they develop to determine the impact on, and changes necessary to, our planned operations. Additionally, it is possible that future changes in these laws or regulations could have a significant impact on some portion of our business, causing us to reevaluate those activities at that time.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

PLAN  OF  OPERATION  FOR  THE  NEXT  TWELVE  MONTHS

     We plan to continue our exploration activities on our Lucky Todd 1 claim using the approximately $43,000 that remains from the sale of shares of our common stock to offshore investors during 2005. We plan to begin our Phase II exploration activities in May or June 2006, once the snow has cleared from the Lucky Todd Claims. We plan to conduct the Phase II studies, i.e. the VLF-EM survey on the north east quarter of the south east cell of the Lucky Todd Claims, where adit and grab samples were previously taken during the Phase I activities. The total area which is planned to be surveyed by the Phase II survey is approximately 50 acres.

     We plan to begin our Phase III activities in July or August 2006 and our Phase IV activities in September to October 2006, assuming the successful completion and satisfactory results of each prior phase. Our Phase II, Phase III and Phase IV exploration activities are described in greater detail under "Description of Business," above. We anticipate that the cost of our planned exploration activities (as described above under "Description of Business") will be approximately $52,500 and will raise any additional funding we may require in the future through the sale of debt and or equity, which may be dilutive to our then existing shareholders. We do not currently have any plans to purchase additional properties.

     We have spent approximately $9,000 on research and development costs on our property since inception, which funds were spent on our Phase I exploration activities, described in greater detail above under "Description of Business."

STATEMENT  OF OPERATIONS FOR THE THREE MONTHS ENDED JANUARY 31, 2006 (UNAUDITED)

     We generated no revenues for the three month period ending January 31, 2006.

     We had total expenses of $4,631 for the three months ended January 31, 2006, which consisted solely of other general and administrative expenses, which mainly consisted of attorney's fees and accountant's fees in connection with the filing of this Form SB-2 Registration Statement. We had a total loss from operations of $4,631 for the three month period ending January 31, 2006.

     We  had  a net loss of $4,631 for the three months ending January 31, 2006.

STATEMENT  OF  OPERATIONS  FOR THE SIX MONTHS ENDED JANUARY 31, 2006 (UNAUDITED)

     We  generated no revenues for the six month period ending January 31, 2006.

     We had total expenses of $36,131 for the six months ended January 31, 2006, which consisted solely of other general and administrative expenses, which mainly consisted of attorney's fees and accountant's fees in connection with the filing of this Form SB-2 Registration Statement and fees paid to consultants in connection with consulting services relating to our claims. We had a total loss from operations of $36,131 for the six month period ending January 31, 2006.

     We  had  a  net loss of $36,131 for the six months ending January 31, 2006.

STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (JULY 7, 2005) THROUGH JANUARY 31, 2006 (UNAUDITED)

     We generated no revenues for the period from inception through January 31, 2006.

     We had exploration costs of $9,020 and other general and administrative expenses of $41,304 for the period from inception through January 31, 2006, and a loss from operations of $50,324.

     We had a net loss of $50,324 for the period from inception through January 31, 2006.

STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH JULY 31, 2005 (AUDITED)

     We generated no revenues for the period from inception through July 31, 2005.

     We had exploration costs of $9,020 and other general and administrative expenses of $5,173 for the period from inception through July 31, 2005, for total expenses of $14,193, and a loss from operations of $14,193.

     We had a net loss of $14,193 for the period from inception through July 31, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of January 31, 2006, we had $39,260 of current assets, consisting solely of $39,260 of cash.

     We had $5,043 of current liabilities, representing accounts payable and accrued liabilities in connection with exploration studies conducted on our property as of January 31, 2006.

     We had an accumulated deficit of $50,324 and net working capital of $34,217 as of January 31, 2006.

     We had net cash used in operating activities of ($30,281) for the six months ended January 31, 2006, which included net loss of $36,131, $807 of shareholder receivable, which represented the amount which Mr. Sali, our Chief Executive Officer and President paid us in connection with monies owed to complete his purchase of 15,000,000 shares of our Common Stock for $15,000, which sale took place in July 2005, $3,000 in prepaid attorneys fees and $2,043 in accounts payable and accrued liabilities.

     We had net cash flows from financing activities of $69,541 for the six months ended January 31, 2006, which included $69,541 of proceeds from the sale of Common Stock.

     In September 2005, we sold an aggregate of 2,318,039 shares of our restricted Common Stock to thirty-seven shareholders in connection with subscription agreements for an aggregate of $69,541 ($0.03 per share).

     We have no current commitment from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

     In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

                             DESCRIPTION OF PROPERTY

OFFICE  SPACE
-------------

     Our Chief Executive Officer, Trevor Sali provides us office space in his house free of charge, which office space totals approximately 200 square feet. We do not currently have any plans to obtain other office space. Additionally, we also have a separate answering service, mail and fax forwarding service, for which we pay approximately $40 per month.

MINERAL  RIGHTS
---------------

     We own 100% of the mineral rights, which include the rights to all minerals situated vertically downward from and inside the property of the "Lucky Todd 1" and "Lucky Todd 2" claim grounds, which represents approximately 550 acres located in southwestern British Columbia, Canada, 22 miles west of Princeton, British Columbia ("Lucky Todd Claims"). Access to the claims is provided by a gravel road. Our management believes that the property is currently in good condition. There is currently no equipment and/or infrastructure of any kind on the Lucky Todd Claims, nor is there any current source of power on the property or any immediate plans to provide power. The Lucky Todd Claims do not contain any known reserves.

     We have completed preliminary studies on the property. In connection with those studies, tunneling was done and a soil sample was taken from the claims. We plan to conduct further exploration activities in the future, funding permitting (see above under "Description of Business").

     The Lucky Todd Claims consist of a twelve cell claims. The rights to four of the cells were to expire on March 22, 2006, but were extended by us for an additional year, for an aggregate of CDN $700, and now expire on March 22, 2007. The rights of the remaining eight cells expire on July 8, 2006. The claims can be extended indefinitely by us by paying CDN $175 for one (1) year for each claim.

     The elevations of the Lucky Todd Claim property range from 3,350 feet to 4,450 feet. The temperatures on the claim could range between a low of -20 degrees in the winter to a high of 85 degrees in the summer. Snow may be present on the ground from December to April, and while we do not believe this presence would hamper a year-round exploration and/or development program, such presence of snow could cause us to spend additional resources to heat and/or remove snow from our operations, if any, and as a result, we do not plan to begin our Phase II studies until such snow has melted. We plan to conduct the Phase II studies, i.e. the VLF-EM survey on the north east quarter of the south east cell of the Lucky Todd Claims, where adit and grab samples were previously taken during the Phase I activities. The total area which is planned to be surveyed by the Phase II survey is approximately 50 acres.

     The Lucky Todd Claims have moderate to steep mountainous slopes with incised valleys. The Lucky Todd Claims have been subject to previous underground exploration and minimal surface development in the past prior to 1937. Prior exploration consisted of a small amount of surface work and eleven mines of an aggregate footage of more than 600 feet. All but two of the mines are crosscut (horizontal), except for two, and the majority of the mines have been abandoned either prior to reaching their objective or because the results which were found once the objective was reached were not promising.


     In order to retain title to the mineral rights associated with the Lucky Todd Claims we must conduct at least CDN $4.00 per hectare (equal to 2.47 acres) of exploration work per year on the claims for the first three years of exploration activities and CDN $8.00 per hectare thereafter. There are no royalties or other underlying agreements or interests in the claims. The Lucky Todd Claims consist of the following claims:




CLAIM NAME    NUMBER OF CELLS  TENURE NUMBER  DATE OF GRANT   EXPIRATION DATE*
Lucky Todd           4           509396      March 22, 2005    March 22, 2007

Lucky Todd 2         8           516354       July 8, 2005      July 8, 2006




*Subject  to  continuous one year extensions upon payment of CDN $175 per claim.



                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     In July 2005, we issued Trevor Sali, our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer 15,000,000 shares of our Common Stock in return for $15,000.

                             EXECUTIVE COMPENSATION

                                                    Other(1)
                                                    Annual
Name & Principal                                    Compen-    Options
   Position             Year        Salary ($)      sation     SARs
-------------------    ------      -----------     ---------  ---------

  Trevor Sali,           2005            $ - 0 -        - 0 -      - 0 -
   CEO, CFO,
  Secretary,
Treasurer, and
  Director (2)

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individual listed above, we had no executive employees who have received more than $100,000.00 in compensation, including bonuses and options, since our formation in July 2005.

(1) No Executive Officer received any LTIP payouts, restricted stock awards or bonuses during the last fiscal year, and no salaries are being accrued.

(2) Mr. Sali was appointed as our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on July 7, 2005. Mr. Sali does not have an employment agreement with us.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     None.

                          DESCRIPTION OF CAPITAL STOCK


     We have authorized capital stock consisting of 100,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of April 25, 2006, we had 17,318,039 shares of Common Stock issued and outstanding and
-  0  -  shares  of  Preferred  Stock  issued  and  outstanding.



COMMON  STOCK


     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the Preferred Stock, which rights may be superior to those associated with our Common Stock; which effects may include:

     o    Restricting  dividends  on  the  Common  Stock;

     o Rights and preferences including dividend and dissolution rights, which are superior to our Common Stock;

     o    Diluting  the  voting  power  of  the  Common  Stock;

     o    Impairing  the  liquidation  rights  of  the  Common  Stock;  or

     o Delaying or preventing a change in control of the Company without further action by the stockholders.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the date of this Prospectus, there are 17,318,039 shares of Common Stock issued and outstanding. Upon the effectiveness of this registration statement, 2,318,039 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation. No public market currently exists for the Company's Common Stock.

     The remaining 15,000,000 shares of our issued and outstanding Common Stock which are not being registered pursuant to this registration statement will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the

Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This Prospectus relates to the resale of 2,318,039 shares of Common Stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have had a material relationship with us since our inception.


                              Selling Stockholders

                                                       AMOUNT OFFERED
                             DATE           SHARES       (ASSUMING ALL       SHARES
                            SHARES       BENEFICIALLY       SHARES        BENEFICIALLY
                             WERE           OWNED         IMMEDIATELY      OWNED AFTER
     SHAREHOLDERS         ACQUIRED(1)   BEFORE RESALE        SOLD)          RESALE(2)
     Abtin, Anita           9/12/05        16,667           16,667            --
     Blum, Tyson            9/12/05         5,510            5,510            --
     Caprani, Carlo         9/12/05         5,510            5,510            --
     Chalut, Cindy          9/12/05        50,000           50,000            --
     Chalut, Phil           9/12/05        50,000           50,000            --
     Corsi, Patrick         9/12/05       136,612          136,612            --
     Crowe, Maile           9/12/05         5,510            5,510            --
     Crowe, Michael         9/12/05         5,510            5,510            --
     Crowe, Rick            9/12/05         5,510            5,510            --
     Dalal, Atanu           9/12/05       133,333          133,333            --
     Dmytrowich, Jason      9/12/05         5,510            5,510            --
     Dmytrowich, Tonya      9/12/05         5,510            5,510            --
     Gaglardi, Gordon       9/12/05        40,000           40,000            --
     Gerllays, Allen        9/12/05        16,667           16,667            --
     Gorieu, Tyler          9/12/05         5,510            5,510            --
     Head, Kevin            9/12/05         5,510            5,510            --
     Johnson, Christy       9/12/05       100,000          100,000            --
     Keeble, Maureen        9/12/05        50,000           50,000            --
     Lang, Ashley           9/12/05       333,333          333,333            --
     Lang, Deanna           9/12/05       333,333          333,333            --
     Lay, David             9/12/05        30,000           30,000            --
     Lay, Kenneth           9/12/05        30,000           30,000            --
     Mashhour, M.H.R.       9/12/05        67,000           67,000            --
     Moline, Shane          9/12/05         5,510            5,510            --
     Motlebpoor, Abdolrahim 9/12/05        67,000           67,000            --
     Nordmarken, Mike       9/12/05        83,334           83,334            --
     Pantelakis, Walter     9/14/05       138,141          138,141            --
     Powrheidari, Alireza   9/12/05        67,000           67,000            --
     Schouw, James          9/12/05        43,333           43,333            --
     Sinclair, Collin       9/12/05         5,510            5,510            --
     Skujins, Paul          9/12/05        27,322           27,322            --
     Tuss, Valentia         9/12/05       166,667          166,667            --
     Van Der Horst, Mark    9/12/05       166,667          166,667            --
     Wanner, Adriann        9/12/05        50,000           50,000            --
     Whittick, Alice        9/12/05        50,000           50,000            --
     Yanz, Kelly            9/12/05         5,510            5,510            --
     Yanz,Michael           9/12/05         5,510            5,510            --


(1) All shares being registered pursuant to this Prospectus were purchased by the Selling Stockholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 for $0.03 US per share.

(2)  Assuming all shares registered are sold.

     Upon the effectiveness of this registration statement, 15,000,000 shares of our outstanding Common Stock will be subject to the resale provisions of Rule
144. The 2,318,039 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated  transactions;

     o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     o    a  combination  of  any  such  methods  of  sale;  and

     o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

     The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our Common Stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


     No established public trading market exists for our Common Stock. We have no shares of Common Stock subject to outstanding options or warrants to purchase, or securities convertible into, our Common Stock. We have no outstanding shares of Preferred Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of April 25, 2006, there were 17,318,039 shares of Common Stock outstanding, held by 38 shareholders of record.

                             ADDITIONAL INFORMATION

     Our fiscal year ends on July 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                              FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Claron Ventures, Inc. are filed as part of this Prospectus.



CLARON VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
(UNAUDITED)


                                                                             January 31,
                                                                                2006
                                                                             -----------
                                     ASSETS
Cash                                                                         $    39,260
                                                                             -----------
Total Assets                                                                 $    39,260
                                                                             ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable & accrued liabilities                                     $     5,043
                                                                             -----------
     Total current liabilities                                                     5,043
                                                                             -----------

Commitments

STOCKHOLDERS' EQUITY:
  Preferred stock $.001 par value, 10,000,000 shares authorized, none issued           -
  Common stock, $.001 par value, 100,000,000 shares authorized, 17,318,039
    shares issued and outstanding                                                 17,318
  Additional paid in capital                                                      67,223
  Deficit accumulated during the exploration stage                               (50,324)
                                                                             -----------
     Total stockholders' equity                                                   34,217
                                                                             -----------

Total Liabilities and Stockholders' Equity                                   $    39,260
                                                                             ===========


                 See accompanying notes to financial statements



                             CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
          THREE & SIX MONTHS ENDED JANUARY 31, 2006 AND FOR THE PERIOD
              FROM INCEPTION (JULY 7, 2005) THROUGH JANUARY 31, 2006
                                   (UNAUDITED)



                                                                                 Inception
                                           Three Months         Six Months        through
                                            January 31,         January 31,     January 31,
                                              2006                2006             2006
                                           -----------          ----------      -----------
Operating expenses:
Exploration Expenses                       $         -          $        -      $     9,020
Other general and administrative                 4,631              36,131           41,304
                                           -----------          ----------      -----------
Loss from operations                             4,631              36,131           50,324

Interest expense                                     -                   -                -
                                           -----------          ----------      -----------
Net loss                                   $    (4,631)         $  (36,131)     $   (50,324)
                                           ===========          ==========      ===========
Net loss per share:
  Basic and diluted                        $     (0.00)         $    (0.00)
                                           ===========          ==========
Weighted average shares outstanding:
  Basic and diluted                         17,318,039          16,776,323
                                           ===========          ==========



                 See accompanying notes to financial statements



                              CLARON VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
               SIX MONTHS ENDED JANUARY 31, 2006 AND FOR THE PERIOD
              FROM INCEPTION (JULY 7, 2005) THROUGH JANUARY 31, 2006
                                   (UNAUDITED)

                                                                              Inception
                                                        Six Months             through
                                                        January 31,          January 31,
                                                           2006                  2006
                                                      --------------        -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $      (36,131)       $     (50,324)
  Adjustments to reconcile net income to net cash
   provided by operating activities:
Changes in:
  Shareholder Receivable                                         807                    -
  Prepaid Attorney Fees                                        3,000                    -
  Accounts payable & accrued liabilities                       2,043                5,043
                                                      --------------        -------------
NET CASH USED IN OPERATING ACTIVITIES                        (30,281)             (45,281)
                                                      --------------        -------------

CASH FLOWS FROM INVESTING ACTIVITIES:                              -                    -
                                                      --------------        -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock                          69,541               84,541
                                                      --------------        -------------
CASH FLOWS FROM FINANCING ACTIVITIES                          69,541               84,541
                                                      --------------        -------------
NET CHANGE IN CASH                                            39,260               39,260
  Cash, beginning of period                                        -                    -
                                                      --------------        -------------
  Cash, end of period                                 $       39,260        $      39,260
                                                      ==============        =============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                       $            -        $           -
                                                      ==============        =============
  Income taxes paid                                   $            -        $           -
                                                      ==============        =============


                 See accompanying notes to financial statements

                              CLARON VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Claron Ventures, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end July 31, 2005 as reported in Form SB-2, have been omitted.

NOTE 2 - CAPITAL STOCK

During the first quarter of 2006 the Company sold 2,318,039 share of common stock for cash proceeds of $69,541.

           Report of Independent Registered Public Accounting Firm


To the Board of Directors
Claron Ventures, Inc.
(An Exploration Stage Company)
Saskatchewan, Canada


We have audited the accompanying balance sheet of Claron Ventures, Inc. as of July 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from July 7, 2005 (Inception) through July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Claron Ventures, Inc. as of July 31, 2005, and the results of its operations and its cash flows for the period from July 7, 2005 (Inception) through July 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Claron Ventures, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, has incurred losses from inception through July 31, 2005 totaling $14,193. Claron Ventures, Inc. will require additional working capital to develop its business until Claron Ventures, Inc. either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Claron's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
October 6, 2005


                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                                  BALANCE SHEET

                                                                              July 31,
                                                                                2005
                                     ASSETS
Current assets:
  Shareholder receivable                                                      $    807
  Prepaid attorney fees                                                          3,000
                                                                              --------
    Total current assets                                                      $  3,807
                                                                              ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable & accrued liabilities                                      $  3,000
                                                                              --------
    Total current liabilities                                                    3,000
                                                                              --------

Commitments

STOCKHOLDERS' EQUITY:
  Preferred stock $.001 par value, 10,000,000 shares authorized, none issued  $      -
  Common stock, $.001 par value, 100,000,000 shares authorized, 15,000,000
    shares issued and outstanding                                               15,000
  Deficit accumulated during the exploration stage                             (14,193)
                                                                              --------
    Total stockholders' equity                                                     807
                                                                              --------
Total Liabilities and Stockholders' Equity                                    $  3,807
                                                                              ========



                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                        Inception
                                         through
                                         July 31,
                                           2005
                                      -----------
Operating expenses:
  Exploration expenses                  $   9,020
  Other general and administrative          5,173
                                      -----------
Loss from operations                       14,193
                                      -----------

Net loss                              $   (14,193)
                                      ===========
Net loss per share:
  Basic and diluted                   $     (0.00)
                                      ===========
Weighted average shares outstanding:
  Basic and diluted                    15,000,000
                                      ===========




                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
           PERIOD FROM JULY 7, 2005 (INCEPTION) THROUGH JULY 31, 2005

                                                     Deficit accumulated
                                    Common stock         during the
                                 Shares      Amount    exploration stage        Total
                               ----------   --------  ------------------     ----------
Capital stock issued for cash  15,000,000   $ 15,000  $        -               $ 15,000
                               ----------   --------  ------------------     ----------
Net loss                                -          -        (14,193)            (14,193)
                               ----------   --------  ------------------     ----------
Balance,  July 31, 2005        15,000,000   $ 15,000  $     (14,193)          $    (807)
                               ==========   ========   =================     ==========



                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                      Inception through
                                                           July 31,
                                                             2005
                                                      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                          $        (14,193)
    Adjustments to reconcile net income to net cash
      provided by operating activities:
Changes in:
Shareholder receivable                                            (807)
Prepaid attorney fees                                           (3,000)
Accounts payable & accrued liabilities                           3,000
                                                      -----------------

NET CASH USED IN OPERATING ACTIVITIES                          (15,000)
                                                      -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:                                -
                                                      -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                          15,000
                                                      -----------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                     15,000
                                                      -----------------

NET CHANGE IN CASH                                                   -
    Cash, beginning of period                                        -
                                                      -----------------
    Cash, end of period                               $              -
                                                      =================

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                       $              -
                                                      =================
  Income taxes paid                                   $              -
                                                      =================


                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Claron Ventures, Inc. ("Company") was incorporated on July 7, 2005 under the laws of Nevada to engage in the exploration of certain mineral interests in British Columbia.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Long-lived Assets

Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.

Impairment losses are recorded on fixed assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There were no impairment losses in 2005.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Mineral Properties

Cost of license acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Financial Instruments

Company's financial instruments consist of cash, accounts payable and accrued liabilities, notes payable and due to related parties. Unless otherwise noted, it is management's opinion that Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Recent Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Company's results of operations, financial position or cash flow.


NOTE 2 - GOING CONCERN

Claron Ventures, Inc. has a deficit accumulated during the exploration stage of $14,193 as of July 31, 2005. Claron's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Claron Ventures, Inc. has no current source of revenue. Without realization of additional capital, it would be unlikely for Claron Ventures, Inc. to continue as a going concern. Claron's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of mineral interests, if found. Claron's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.


NOTE 3 - RELATED PARTIES AND SHAREHOLDER RECEIVABLE

The Company neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The sole shareholder was issued 15,000,000 shares of common stock for $15,000. The sole shareholder provided $14,193 of cash for the company to pay expenses in the period ending July 31, 2005. The sole shareholder owed the Company $807 as of July 31, 2005 to fulfill the agreed upon consideration of $15,000. In October 2005 the full amount of the shareholder receivable was remitted to the Company by the sole shareholder. Furthermore, payment of the $807 shareholder receivable was paid prior to the issuance of the financial statements, permitting this shareholder receivable being classified as an asset.


NOTE 4 - CAPITAL STOCK

Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share.

Company's authorized capital stock consists of 10,000,000 shares of preferred stock, with a par value of $0.001 per share. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof.

NOTE 5 - INCOME TAXES

Claron Ventures, Inc. follows Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable U.S. Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable U.S. Federal income tax consists of the following:



                                                   July 31,
                                                     2005
Refundable Federal income tax attributable to:
Current Operations                                $   4,800
Less, Change in valuation allowance                  (4,800)
                                                  ---------
Net refundable amount                             $       -


The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:



                                                   July 31,
                                                     2005
Deferred tax asset attributable to:
Net operating loss carryover                      $ 4,800
Less, Change in valuation allowance                (4,800)
                                                  -------
Net deferred tax asset                            $     -


At July 31, 2005, Claron Ventures, Inc. had an unused net operating loss carryover approximating $14,193 that is available to offset future taxable income; it expires beginning in 2024.


NOTE 6 - SUBSEQUENT EVENTS (UNAUDITED)

In September 2005, Claron Ventures, Inc. issued 2,318,039 shares of common stock for cash proceeds of $69,541.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Description                                               Amount to be Paid
     ------------------------------------------------          -----------------
     Filing Fee - Securities and Exchange Commission           $         27.28
     Attorney's fees and expenses                                    35,000.00*
     Accountant's fees and expenses                                  10,000.00*
     Transfer agent's and registrar fees and expenses                 1,500.00*
     Printing and engraving expenses                                  1,500.00*
     Miscellaneous expenses                                           5,000.00*
                                                               =================
     Total                                                     $     53,027.28*


* Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     On July 7, 2005, we issued 15,000,000 shares to our Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director, Trevor Sali in consideration for $15,000. We claim an exemption from registration afforded by Section 4(2) of the Act for the above issuance, because that issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, he took the shares for investment and not resale and we took appropriate measures to restrict the transfer of the shares.

In September 2005, we issued an aggregate of 2,318,039 shares of our restricted common stock to an aggregate of thirty-seven (37) shareholders for an aggregate of $69,541.17 US (or $0.03 US per share) in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933 (the "Act"). We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances, since the issuances were made to a non-U.S. person (as defined under Rule 902 section
(k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 27. EXHIBITS

Exhibit          3.1(1)         Articles of Incorporation

Exhibit          3.2(1)         Bylaws

Exhibit 5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

Exhibit          10.1(2)        Lucky Todd Claims transfer documentation

Exhibit          10.2(2)        Consulting Agreement with Diamond S
                                Holdings Ltd.

Exhibit          10.3*          Invoice for purchase of Lucky Todd Claims

Exhibit 23.1* Consent of Lopez, Belvins, Bork & Associates, LLP, Certified Public Accountants

Exhibit          23.2*          Consent of David M. Loev, Attorney at Law
                                (included in Exhibit 5.1)


Exhibit          23.3*          Consent of Laurence Sookochoff



   *     Filed as an exhibit to this SB-2 Registration Statement.

(1) Filed as exhibits to our Form SB-2 Registration Statement, filed with the Commission on November 14, 2005, and incorporated herein by reference.


(2) Filed as exhibits to our Form SB-2A, filed with the Commission on April 5, 2006, an incorporated herein by reference.



ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.


     2. For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.


     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


     7. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned in the City of Saskatoon, Saskatchewan, Canada, April 27, 2006.


CLARON VENTURES, INC.

By: /s/ Trevor Sali
-------------------------------------
Trevor Sali, Chief Executive Officer and Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Trevor Sali
------------------------------------------
Trevor Sali, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

April 27, 2006

                                  EXHIBIT INDEX

ITEM 27. EXHIBITS

Exhibit          3.1(1)         Articles of Incorporation

Exhibit          3.2(1)         Bylaws

Exhibit 5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered


Exhibit          10.1(2)        Lucky Todd Claims transfer documentation


Exhibit          10.2(2)        Consulting Agreement with Diamond S
                                Holdings Ltd.


Exhibit          10.3*          Invoice for purchase of Lucky Todd Claims


Exhibit 23.1* Consent of Lopez, Blevins, Bork & Associates, LLP, Certified Public Accountants

Exhibit          23.2*          Consent of David M. Loev, Attorney at Law
                                (included in Exhibit 5.1)

Exhibit          23.3*          Consent of Laurence Sookochoff

   *     Filed as an exhibit to this SB-2 Registration Statement.

(1) Filed as exhibits to our Form SB-2 Registration Statement, filed with the Commission on November 14, 2005, and incorporated herein by reference.

(2) Filed as exhibits to our Form SB-2A, filed with the Commission on April 5, 2006, an incorporated herein by reference.